Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 21, 2017 (April 25, 2017 as to the effect of the changes in presentation described in Notes 1, 3, 4, 8, 13, and 19 to the consolidated financial statements), relating to the consolidated financial statements and financial statement schedule of McDermott International, Inc. and subsidiaries (the “Company”) appearing in McDermott International, Inc.’s Current Report on Form 8-K dated April 25, 2017, and our report dated February 21, 2017, relating to the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of McDermott International, Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

January 24, 2018